                                                                      (n)(1)(ii)

                               AMENDED SCHEDULE B
                                     TO THE
                           THIRD AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                                ING MUTUAL FUNDS

                       12B-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                                A      B      C     I      O      Q      R
                                              ----   ----   ----   ---   ----   ----   ----
ING Disciplined International SmallCap Fund   0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING Diversified International Fund            0.25   1.00   1.00   N/A    N/A    N/A   0.50
ING Emerging Countries Fund                   0.35   1.00   1.00   N/A    N/A   0.25    N/A
ING Emerging Markets Fixed Income Fund        0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING Foreign Fund                              0.25   1.00   1.00   N/A    N/A   0.25    N/A
ING Global Bond Fund                          0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING Global Equity Dividend Fund               0.25   1.00   1.00   N/A   0.25    N/A    N/A
ING Global Natural Resources Fund             0.25   1.00   1.00   N/A    N/A   0.25    N/A
ING Global Real Estate Fund                   0.35   1.00   1.00   N/A   0.25    N/A    N/A
ING Global Value Choice Fund                  0.35   1.00   1.00   N/A    N/A   0.25    N/A
ING Greater China Fund                        0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING Index Plus International Equity Fund      0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING International Capital Appreciation Fund   0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING International Fund                        0.25   1.00   1.00   N/A    N/A   0.25    N/A
ING International Real Estate Fund            0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING International SmallCap Fund               0.35   1.00   1.00   N/A    N/A   0.25    N/A
ING International Value Choice Fund           0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING International Value Opportunities Fund    0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING Russia Fund                               0.25   1.00   1.00   N/A    N/A   0.25    N/A

Effective Date: February 28, 2007